SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC 20549

                               FORM 8-K

                              Current Report
                      Pursuant to Section 13 or 15(d)
                       of the Securities Exchange Act

                           September 26, 2011
              Date of Report (Date of Earliest Event Reported)


                       Iron Eagle Group, Inc.
             --------------------------------------------
         (Exact name of registrant as specified in its charter)


        Delaware                      0-22965            27-1922514
---------------------------------------------------------------------
(State or other jurisdiction  (Commission File Number  (I.R.S. Employer
of incorporation or organization                         Identification
                                                        Number)

          61 West 62nd Street, Suite 23F
          New York, New York                 10023
---------------------------------------------------------------------
     (Address of principal executive offices,          Zip Code)

                             (888) 481-4445
               ------------------------------------------
          (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On January 21, 2011, the registrant acquired the equity of its only operating business, Delta Mechanical Contractors, LLC. The purchase price of approximately $9.0 million was paid by the registrant's issuance of a purchase note originally due on June 2, 2011. Subsequent to the acquisition, the registrant and Bruce A. Bookbinder, the former owner of DMC and its parent entity, the owner agreed to reduce the note to $8.8 million pursuant to clauses in the acquisition agreement.

On May 31, 2011, Mr. Bookbinder agreed to extend the due date of this note to September 2, 2011. The registrant's debt obligation is secured by a pledge of 100% of the membership interest in Sycamore Enterprises LLC, DMC's parent entity and our wholly-owned subsidiary. In the event that such note is not paid when due, it is highly probable that Mr. Bookbinder will exercise his rights to the collateral and retake possession and ownership of Sycamore and DMC. As a result, the registrant will lose its entire equity investment in DMC and have no business operations. The registrant is totally dependent upon receipt of the minimum net proceeds of its proposed public offering to raise the capital necessary to retire its $8.8 million debt obligation to Mr. Bookbinder.

On September 23, 2011, Bruce Bookbinder, the chief executive officer and previous owner of Delta Mechanical Contractors LLC has reacquired 100% of the membership interests of Delta Mechanical Contractors LLC from the registrant.

As discussed above, the registrant had a $9,000,000 seller note related to the acquisition of Delta Mechanical Contractors LLC in January 2011 that was ultimately due on September 16, 2011. The registrant had planned to raise the capital to repay the seller note through public and private markets. Due to market conditions, the registrant was unable to raise the capital by the due date and Mr. Bookbinder exercised his right to revert 100% of the membership interests back to him that also simultaneously extinguished the $9,000,000 seller note.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Exhibits
No.            Description
--------       -----------
99-1     Rescission letter dated September 21, 2011
99-2     Press Release dated September 26, 2011

                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Iron Eagle Group, Inc.


By:      /s/Jason M. Shapiro
         ------------------------
         Jason M. Shapiro
         Chief Executive Officer


Dated:  September 26, 2011